SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2023

Meso Numismatics Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56010	88-0492191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Plaza Real Suite 275 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 889-9509

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2023, we entered into an Equity Financing Agreement (the “Financing Agreement”) and Registration Rights Agreement with GHS. Under the terms of the Financing Agreement, GHS agreed to provide us with up to $10,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC” or “Commission”).

Following effectiveness of the Registration Statement, we shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock, par value $0.001 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed 250% of the average daily trading dollar volume of the Company’s Common Stock during the 10 trading days preceding the put, in an amount equaling less than $10,000 or greater than $700,000.

Pursuant to the Financing Agreement, GHS and its affiliates will not be permitted to purchase and we may not put shares of our Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of our outstanding Common Stock. The price of each put share shall be equal to 80% of the Market Price (as defined in the Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean 90% of the lowest volume weighted average price during the Pricing Period, subject to a floor of $0.001 per share. Puts may be delivered by us to GHS until the earlier of 24 months from the date of the Financing Agreement or the date on which GHS has purchased an aggregate of $10,000,000 worth of Common Stock under the terms of the Financing Agreement.

Actual sales of shares of Common Stock to GHS under the Financing Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

We will pay a fee of 2% of the gross proceeds we receive from sales of Common Stock under the Financing Agreement, to Icon Capital Group, LLC (“Icon”) as placement agent under a Placement Agent Agreement.

Additionally, as required by the Financing Agreement, we issued 50,000 common shares to GHS (the “Commitment Shares”).

The Registration Rights Agreement provides that we shall (i) use our best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

The foregoing description of the Financing Agreement, Registration Rights Agreement and Placement Agent Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Financing Agreement, Registration Rights Agreement and Placement Agent Agreement, which are filed as Exhibits 10.1 - 10.3 hereto and incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The disclosure contained in Item 1.01, regarding the Commitment Shares herein is incorporated by reference into this Item 3.02.

The shares above were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Equity Financing Agreement, dated December 8, 2023
10.2	Registration Rights Agreement, dated December 8, 2023
10.3	Placement Agent Agreement with Icon, dated December 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meso Numismatics Inc.

/s/ Dave Christensen
Dave Christensen
Chief Executive Officer

Date: December 13, 2023

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